EXHIBIT 99.1

Sysco ReaffirmING Fiscal 2027 Guidance;

introducing $500 Million Multi-Year AI Powered

Efficiency Program;

RAISing MID-TERM FINANCIAL ALGORITHM TARGETS

HOUSTON, September 9, 2026 – Sysco Corporation (NYSE:SYY) (“Sysco” or the “Company”) is reaffirming its fiscal 2027 financial guidance (originally issued on August 4, 2026) ahead of the Company’s webcast presentation from the Barclays 19th Annual Global Consumer Staples Conference in Boston scheduled for today, Wednesday, September 9, at 12:00 p.m. ET. The live conference webcast can be accessed at investors.sysco.com.

•	Re-affirming fiscal 2027 guidance including 9% to 11% adjusted EPS growth (on a 53 week basis)
•	Introducing target of at least $500 million for AI powered efficiency to be realized by fiscal year 2029
•	Raising mid-term guidance range for net sales growth of 4%-7% and adjusted EPS growth of 9%-11% in fiscal 2028 and fiscal 2029

In conjunction with this reaffirmation of guidance, Sysco also introduced a $500 million multi-year AI powered efficiency improvement program. The AI program will help remove structural cost from the business across the next three fiscal years. The program includes and builds upon the AI and technology enabled efficiency work the Company outlined on its fourth quarter earnings call, which identified $100 million of expected in-year savings included within fiscal 2027 guidance targets. These expected savings, in addition to the Company’s core business performance, will build over time and are expected to deliver meaningful adjusted EPS growth across the three year time horizon. All in, these actions provide confidence in raising the Company’s mid-term growth algorithm which now includes net sales growth of approximately 4%-7% (previously 4%-6%) and adjusted EPS growth of 9%-11% (previously 6%-8%).

“We finished fiscal 2026 with momentum, and that momentum has carried into the new year,” said Kevin Hourican, Sysco’s Chair of the Board and Chief Executive Officer. “The $500 million of AI powered efficiency improvement will deploy over the next three years. These savings reflect a durable change in how we execute our day-to-day business across truck routing, merchandising, and sales. As the leader in the industry, we are incredibly excited about raising the long-term growth algorithm across sales and adjusted EPS growth. Our technology transformation initiatives and recent Board appointments help to unlock the power of our industry-leading sales force to further strengthen the service levels our customers receive, accelerate the Company’s earnings profile for our shareholders, and position Sysco to delever quickly following the expected closure of the Jetro Restaurant Depot transaction by the third quarter of fiscal 2027.”

Reaffirms Fiscal 2027 Guidance & Raises Mid-Term Financial Targets

Sysco is reaffirming the following expectations for the fiscal year 2027, all of which reflect core Sysco on a standalone basis and include the benefit of the 53rd week:

•	Net sales growth of approximately 6% to 7%, to approximately $90 billion;
•	Adjusted earnings per share of approximately $5.02 to $5.12, representing growth of approximately 9% to 11%; and
•	Excluding the 53rd week, the midpoint of the Company’s adjusted EPS guidance sits at the high end of its long-term growth algorithm.

Sysco is also raising mid-term financial targets for fiscal year 2028 and 2029, all of which reflect core Sysco on a standalone basis:

•	Annualized net sales growth of approximately 4% to 7% (previously 4% to 6%)
•	Annualized adjusted earnings per share growth of approximately 9% to 11% (previously 6% to 8%)

Multi-Year AI Technology Transformation, Enabling Efficiency Improvement

Sysco is targeting at least $500 million of AI powered efficiency savings to be realized by fiscal 2029. For fiscal 2027, we remain on-target for the $100 million of in-year net cost savings previously introduced. Going forward, our overarching cost out efforts position Sysco to accelerate our savings on a multi-year basis. Additionally, the entire organization is aligned on these efforts as achievement of structural cost-out targets has been added to the Company’s long-term equity performance program.

The program is anchored in the following workstreams:

•	Supply chain productivity: routing software modernization, warehouse selector efficiency, and reduction in miles driven;
•	Automation across merchandising and procurement, including strategic sourcing;
•	Indirect spend management; and
•	Customer experience and back-office simplification

About Sysco

Sysco is the global leader in selling, marketing and distributing food and related products to customers who prepare meals away from home. This includes restaurants, healthcare and educational facilities, lodging establishments, entertainment venues, and more. Sysco operates 333 distribution centers, in 10 countries, with 75,000 colleagues serving approximately 670,000 customer locations. The Company generated sales of more than $84 billion in fiscal year 2026 that ended June 27, 2026.

As the world’s largest food-away-from-home distributor, Sysco offers customized supply chain solutions, bespoke specialty product offerings, and culinary support to drive customers to innovate and optimize their operations. We act as a trusted business partner to our customers, helping them grow through our industry-leading portfolio that includes fresh produce, premium proteins, specialty products, sustainably focused items, equipment and supplies, and innovative culinary solutions. For more information, visit www.sysco.com. For important news and key information for Sysco investors, visit the Investor Relations section of the company’s website at investors.sysco.com.

SYY-INVESTORS

Forward-Looking Statements

Statements made in this press release include statements that are forward-looking or that express management’s beliefs, expectations or hopes and are forward-looking statements under the Private Securities Litigation Reform Act of 1995. These statements include, among other things, statements about our future financial performance and results, business strategy, plans, goals and objectives, and other statements that are not historical facts, including expectations regarding our future growth, including growth in sales and earnings per share, expectations regarding cost savings associated with AI, as well as statements about the expected timing and completion of the proposed transaction with Jetro Restaurant Depot and the anticipated benefits of such proposed transaction.

Such forward-looking statements reflect the views of management at the time such statements are made and are subject to a number of risks, uncertainties, estimates, and assumptions, including those outside of Sysco’s control. Risks and uncertainties include without limitation: the impact of geopolitical, economic and market conditions and developments, including changes in global trade policies and tariffs and foreign conflicts; risks related to our business initiatives; periods of significant or prolonged inflation or deflation and their impact on our product costs, volume, foot traffic, and profitability generally; risks related to our efforts to implement our transformation initiatives and meet our other long-term strategic objectives; risks of interruption of supplies and increase in product costs; risks related to changes in consumer eating habits; and impact of natural disasters or adverse weather conditions, public health crises, adverse publicity or lack of confidence in our products, and product liability claims as well as risks and uncertainties associated with our proposed transaction with Jetro Restaurant Depot, including but not limited to, the occurrence of any event, change or other circumstances that could give rise to the right of either or both parties to terminate the merger agreement; the risk that regulatory approvals may not be obtained or other closing conditions may not be satisfied in a timely manner or at all, as well as the risk that regulatory approvals are obtained subject to conditions that are not anticipated; the risk of other delays in closing the transaction; the possibility that any of the anticipated benefits and projected synergies of the transaction will not be realized or will not be realized within the expected time period; and the risk that the proposed transaction and its announcement could have an adverse effect on the market price of the common stock of Sysco. Should one or more of these risks or uncertainties materialize, or underlying assumptions prove incorrect, actual results may vary materially from those indicated in our forward-looking statements. Therefore, you should not place undue reliance on any of the forward-looking statements contained herein. For more information on these risks and other concerning factors that could cause actual results to differ from those expressed or forecasted, see our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the SEC. We do not undertake to update our forward-looking statements, except as required by applicable law.